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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            Avalon Properties, Inc.
                            -----------------------
             (Exact name of registrant as specified in its charter)


                Maryland                                 06-1379111
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

15 River Road, Wilton, Connecticut                         06897
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(Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                                    Name of Exchange on
Title of Class to be so Registered           which Class is to be Registered
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8.96%  Series B Cumulative Redeemable
Preferred Stock, par value $.01 per share         New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

    Not Applicable
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     A description of the 8.96% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share of the Registrant is contained in a Rule 424(b) Prospectus Supplement filed on October 21, 1996 supplementing the Registrant's Registration Statement on Form S-3, No. 333-00766, which became effective on February 13, 1996, which description contained in such Prospectus Supplement shall be deemed to be incorporated herein by reference for all purposes.


ITEM 2.  EXHIBITS

     The securities described herein are to be registered on the New York Stock Exchange, on which other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with Part I to the Instructions as to Exhibits on Form 8-A, have been duly filed with the New York Stock Exchange:

          (1) Form of Articles Supplementary to Amended and Restated Articles of Incorporation Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock (8.96% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share)(filed herewith).

          (2) Articles Supplementary to Amended and Restated Articles of Incorporation Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock (9% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share)(previously filed).

          (3) Amended and Restated Articles of Incorporation of Registrant (previously filed).

          (4)  Amended and Restated Bylaws of Registrant (previously filed).

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       Avalon Properties, Inc.



                                       By: /s/ Thomas J. Sargeant
                                           -------------------------------------
                                           Thomas J. Sargeant
                                           Chief Financial Officer and Secretary

October 22, 1996